SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549

               __________________________________


                            FORM 8-K


                         CURRENT REPORT


              Pursuant to Section 13 and 15(d) of the
                Securities and Exchange Act of 1934


 Date of Report (date of earliest event reported): November 2, 1998



                        USASURANCE GROUP, INC.
           --------------------------------------------------
           (Exact name of Registrant as specified in Charter)


          Colorado                  0-26920         84-1298212
----------------------------      ------------     --------------
(State or other jurisdiction      (Commission      (IRS Employer
     of incorporation)            File Number)     Identification
                                                       Number)


7345 E. Peakview Ave.
Englewood, Colorado                                     80111
-------------------                                     -----
(Address of principal executive office)               (Zip Code)





Registrant's telephone number, including area code: (303) 689-0123.

Item 2.  Acquisition and Disposition of Assets.

     After the close of business on Friday, October 30, 1998, USAsurance Group, Inc. (the "Company") received written notice from legal counsel to AFEW, Inc. and 2xtreme Performance International LLC., advising of their decision not to proceed with the proposed transaction reported by the Company on a Form 8-K dated August 25, 1998 and filed with the SEC. No reason for their decision was contained in the aforesaid notice; however, based upon discussions between principals of the Company and AFEW, Inc., management believes that the decision not to proceed was not due to any problems relating to the Company, its principals or business activities, but rather was made by the principals of AFEW, Inc. and based upon their own needs and interests.

     As a result, management of the Company will continue to seek out and acquire unrelated entities in order to engage in a merger, asset acquisition or other transaction which management believes will benefit the Company's shareholders.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   USASURANCE GROUP, INC.



                                   By:  s/Thomas Chase
                                      ---------------------------
                                      Thomas Chase,
                                      President

Dated:  November 2, 1998